UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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8X8, INC.

(Name of Registrant as Specified in its Charter)

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Note: PDF provided as a courtesy

8X8, INC.

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS

AUGUST 16, 2011

Dear Stockholder:

The 2011 Annual Meeting of Stockholders (the "2011 Annual Meeting") of 8x8, Inc., a Delaware corporation (the "Company"), will be held Tuesday, August 16, 2011, at 2:00 p.m., local time, at the corporate offices of the Company at 810 West Maude Avenue, Sunnyvale, California 94085, for the following purposes:

  To elect four directors to hold office until the 2012 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The nominees are Bryan R. Martin, Guy L. Hecker, Jr., Christopher McNiffe, and Donn Wilson;

  To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2012;

  To hold an advisory vote on executive compensation;

  To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

  To transact such other business as may properly come before the 2011 Annual Meeting or any adjournment of the 2011 Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on June 20, 2011, are entitled to notice of and to vote at the 2011 Annual Meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the 2011 Annual Meeting in person. However, to ensure your representation at the 2011 Annual Meeting, you are urged to vote as promptly as possible. Any stockholder of record attending the 2011 Annual Meeting may vote in person even if he or she has previously returned a proxy. For ten days prior to the 2011 Annual Meeting, a complete list of stockholders entitled to vote at the 2011 Annual Meeting will be available for examination by any stockholder for any purpose relating to this 2011 Annual Meeting, during ordinary business hours at the Company's corporate headquarters located at 810 West Maude Avenue, Sunnyvale, California 94085.

By Order of the Board of Directors

Bryan R. Martin Chairman and Chief Executive Officer

Sunnyvale, California
July 7, 2011

8X8, INC.

810 West Maude Avenue
Sunnyvale, California 94085

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by the Board of Directors (the "Board") of 8x8, Inc. (referred to throughout this proxy statement as "8x8," the "Company," "we," "us," and "our"), a Delaware corporation, for use at the 2011 Annual Meeting of Stockholders (the "2011 Annual Meeting") to be held August 16, 2011, at 2:00 p.m., local time, or at any adjournment thereof. The 2011 Annual Meeting will be held at our principal executive offices at 810 West Maude Avenue, Sunnyvale, California 94085. Our telephone number is (408) 727-1885.

This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended March 31, 2011 ("Annual Report") are being mailed on or about July 15, 2011 to all stockholders of our common stock as of the record date of June 20, 2011 (the "Record Date"). On the Record Date, we had 62,526,926 shares of common stock issued and outstanding held in street name or by registered stockholders.

Furthermore, stockholders who wish to view our Annual Report, as filed with the Securities and Exchange Commission, or the SEC, including our audited financial statements, will find it available on the Investor Relations section of our web site at http://www.8x8.com or through the SEC's electronic data system at http://www.sec.gov. To request a printed copy of our proxy and Annual Report, which we will provide to you free of charge, either: write to 8x8's Investor Relations Department at 8x8, Inc., 810 West Maude Avenue, Sunnyvale, CA 94085; call us at (866) 587-8516; or email us at 2011@8x8.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2011 ANNUAL MEETING

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the 2011 Annual Meeting, the voting process, our corporate governance, the compensation of our directors and most highly paid executive officers in fiscal 2011, and certain other required information.

Q: What shares can I vote?

A: Each share of 8x8 common stock issued and outstanding as of the Record Date is entitled to be voted on all proposals presented at the 2011 Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name.

Q: How many votes am I entitled to per share?

A: Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

Q: Can I attend the 2011 Annual Meeting?

A: You are entitled to attend the 2011 Annual Meeting only if you were an 8x8 stockholder or joint holder as of the Record Date, or if you hold a valid proxy for the 2011 Annual Meeting. You should be prepared to present government-issued photo identification (such as a driver's license or passport) for admittance. If you are not a stockholder of record but hold shares in street name through a broker, trustee or nominee, you should be prepared to provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to June 20, 2011, a copy of the voting instruction card provided by your bank, broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 1:30 p.m. local time, and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the 2011 Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the 2011 Annual Meeting. Shares held beneficially in street name may be voted by you in person at the 2011 Annual Meeting only if you obtain a valid proxy, or "legal proxy," from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2011 Annual Meeting, we recommend that you also submit your voting instructions prior to the meeting to ensure your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the 2011 Annual Meeting?

A: If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the 2011 Annual Meeting in accordance with the instructions included in the proxy statement and proxy. Our Chief Executive Officer and our Chief Financial Officer have been designated by the Board to be the proxy holders for the 2011 Annual Meeting. They will cast votes for Proposal Nos. One, Two, and Three and for the frequency of advisory votes on executive compensation pursuant to Proposal No. Four at the meeting in accordance with the direction provided in the proxy.

Q: Can I change my vote?

A: You may change your vote at any time prior to the vote at the 2011 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to 8x8, Inc., Attn: Secretary, 810 West Maude Avenue, Sunnyvale, CA 94085, prior to your shares being voted, or by attending the 2011 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q: How many shares must be present or represented to conduct business at the 2011 Annual Meeting?

A: The quorum requirement for holding and transacting business at the 2011 Annual Meeting is that holders of a majority of the voting power of the issued and outstanding common stock of 8x8 must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q: What is the voting requirement to approve each of the proposals?

A: The voting requirements for the proposals that we will consider at the Annual Meeting are:

- Proposal No. 1-Election of Directors. Directors are elected by a plurality, and the four directors who receive the most votes will be elected to our board of directors. Shares represented by properly completed and timely submitted proxies will be voted "FOR" the election of the nominees listed in the Notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board may designate.

- Proposal No. 2-Ratification of Appointment of Moss Adams LLP as Independent Registered Public Accounting Firm. An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of this proposal.

- Proposal No. 3-Advisory Vote to Approve Executive Compensation. An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting will constitute approval of this proposal.

- Proposal No. 4-Advisory Vote to Approve Frequency of Vote on Executive Compensation. This proposal will allow stockholders to indicate their preference for whether the vote in Proposal No. 4 should be held every three years, every two years, or every year, or to abstain from the vote. The option that receives the highest number of votes cast by the holders of a majority of the shares present or represented by proxy and entitled to vote will be considered the preferred frequency. While this is a non-binding, advisory vote, our board of directors and the compensation committee of the board of directors will take into account the outcome of this vote when considering how often it will recommend submitting the advisory vote on executive compensation to stockholders.

Q: What happens if additional matters are presented at the 2011 Annual Meeting?

A: Other than the items of business described in this proxy statement, we are not aware of any additional business to be acted upon at the 2011 Annual Meeting. If you grant a proxy, the named proxy holders, Bryan Martin and Dan Weirich, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any reason, any of our nominees is not available as a candidate for director, the named proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q: How will votes be counted at the 2011 Annual Meeting?

A: An automated system administered by Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate stockholder votes by proxy instructions submitted by beneficial owners over the Internet, by telephone, or by proxy cards mailed to Broadridge. Our transfer agent, Computershare Investor Services, will tabulate stockholder votes submitted by proxies submitted by stockholders of record other than beneficial owners. The inspector of the election will tabulate votes cast in person at the 2011 Annual Meeting.

Q: How are "broker non-votes" and abstentions treated?

A: Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name") but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, the uncontested election of nominees for the board of directors, the advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote to approve executive compensation are non-routine matters under these rules. Brokers that do not receive instructions from the beneficial owners of the shares are entitled to vote only on Proposal No. 2 (the ratification of appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal 2012 audit).

Broker non-votes are considered present but not entitled to vote. They will not affect the outcome of the vote on any of the proposals at the Annual Meeting because broker non-votes are excluded from the tabulation of votes cast on each proposal. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1 and the determination of the frequency of the advisory vote to approve executive compensation under Proposal No. 4. However, an abstention will have the same effect as a vote "against" the ratification of the appointment by the Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal 2012 audit under Proposal No. 2 and the approval of executive compensation under Proposal No. 3 because a vote in favor of each of these proposals from a majority of the shares present in person or by proxy and entitled to vote is needed for their approval.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be a representative from the Company.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate proxy card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote using each control number and proxy card that you receive.

Q: Who will bear the cost of soliciting votes for the 2011 Annual Meeting?

A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

PROPOSAL NO. ONE:

ELECTION OF DIRECTORS

Nominees

The Board currently consists of four directors, all of whom have been nominated for re-election at the 2011 Annual Meeting and have agreed to serve if elected.

Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the directors elected at the 2011 Annual Meeting will hold office until the 2012 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of our four nominees named below, all of whom are directors currently serving on the Board. In the event that any of our nominees becomes unable or declines to serve as a director at the time of the 2011 Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The names of the nominees and certain information about each of them are set forth below.

Name	Age	Principal Occupation	Director Since
Bryan R. Martin	43	Chairman of the Board, Chief Executive Officer, and President 8x8, Inc.	2001
Guy L. Hecker, Jr. (1)(2)	78	Retired Major General, USAF	1997
Christopher McNiffe (1)(3)(4)	50	General Manager, Image Sensor Solutions, Eastman Kodak Company	2004
Donn Wilson (1)(3)(4)	75	Chairman of the Board and Chief Executive Officer, YC+G Holdings, Inc.	2003

(1) Member of the audit committee
(2) Lead director
(3) Member of the compensation committee
(4) Member of the nominating committee

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any of our directors or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

Bryan R. Martin has served as Chairman of the Board since December 2003. Mr. Martin has served as Chief Executive Officer and as a director since February 2002. From March 2007 to November 2008, and again since April 2011, he has served as President of the Company. From February 2001 to February 2002, he served as President and Chief Operating Officer and a director of the Company. He served as Senior Vice President, Engineering Operations from July 2000 to February 2001 and as the Company's Chief Technical Officer from August 1995 to August 2000. He also served as a director from January 1998 to July 1999. In addition, Mr. Martin served in various technical roles for the Company from April 1990 to August 1995. He received a B.S. and a M.S. in Electrical Engineering from Stanford University. We believe Mr. Martin's qualifications to serve as a director include his tenure as our Chief Executive Officer and as a member of our Board, his more than 21 years of service to us with extensive experience in the development and sale of communications technologies and services and the 39 United States Patents Mr. Martin holds in the fields of semiconductors, computer architecture, video processing algorithms, videophones and communications.

Ret. Major General Guy L. Hecker, Jr. has served as a director since August 1997 and lead director since January 2010. He was the founder of Stafford, Burke and Hecker, Inc., a consulting firm based in Alexandria, Virginia, and served as its President from 1982 to 2008. Prior to his retirement from the United States Air Force in 1982, Ret. Major General Hecker's duties included serving as Director of the Air Force Office of Legislative Liaison and an appointment in the Office of the Deputy Chief of Staff, Research, Development and Acquisition for the Air Force. Earlier, he served as a pilot and commander in both fighter and bomber aircraft units, including command of a bomber wing and an air division. During his Air Force career, Major General Hecker was awarded a number of military decorations, including the Air Force Distinguished Service Medal, the Silver Star, the Legion of Merit (awarded twice) and the Distinguished Flying Cross. He currently serves on the Board of Directors of Fountain Powerboat Industries, Inc. and The Citadel Foundation. Ret. Major General Hecker received a B.A. from The Citadel, an M.A. in International Relations from George Washington University, an honorary Ph.D. in military science from The Citadel and completed the management development program at Harvard Business School. We believe that General Hecker's qualifications to serve on the Board include his extensive business and investing experience, including the founding of a successful business at Stafford, Burke and Hecker after retiring from the Air Force and his involvement in venture capital investing including being an initial investor in Micron Computer, a subsidiary of Micron Technology, Inc., prior to its initial public offering and a director and principal shareholder of NavCom Defense Electronics since its founding in 1984.

Christopher McNiffe has served as a director since January 2004. Mr. McNiffe has served as General Manager of Eastman Kodak Company's Image Sensor Solutions Division since May 2003 and previously as Vice President of Sales and Marketing from January 2000 to April 2003. Mr. McNiffe served as our Vice President of Sales and Marketing from July 1995 to January 2000 and also served as a director of the Company from January 1998 to January 2000. From June 1992 to July 1995, Mr. McNiffe held various sales and marketing management positions at the Company. Prior to joining the Company in 1992, Mr. McNiffe held design engineering and sales management positions with RCA Solid State and NCR Microelectronics. He received a B.S. in electrical engineering from Rutgers University. We believe Mr. McNiffe's qualifications to serve on the Board include his sales, marketing and engineering background and his prior involvement with the Company as our Vice President of Marketing during a key growth period which included our initial public offering.

Donn Wilson has served as a director since September 2003. Mr. Wilson served as Executive Vice President of Solidus Networks, Inc. (d/b/a Pay-by-Touch) from October 2003 to October 2005 and as a consultant to Pay-by-Touch from November 2005 to October 2007. Prior to that, Mr. Wilson provided consulting services to Pay-by-Touch from January 2003 to October 2003. From 1986 to 1990, Mr. Wilson was an executive at Blockbuster Entertainment Videos. From 1981 to 1984, Mr. Wilson was an executive of Wendy's International and from 1957 to 1979 Mr. Wilson was an executive of McDonald's Corporation. Mr. Wilson received a B.S. in Industrial Psychology from Purdue University. We believe Mr. Wilson's qualifications to serve on the Board include his extensive business experience having held senior management positions at several different such as McDonalds, Wendy's International and Blockbuster.

Vote Required and Recommendation

The four nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as directors.

The Board unanimously recommends that the stockholders vote "FOR" the election of the nominees set forth above.

PROPOSAL NO. TWO:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee of the Board is directly responsible for the appointment of our independent registered public accounting firm. The audit committee has appointed Moss Adams LLP, Independent Registered Accounting Firm, to audit our financial statements for the fiscal year ending March 31, 2012. The Board proposes that the stockholders ratify this appointment. The audit committee understands the need for Moss Adams LLP to maintain objectivity and independence in its audits of our financial statements.

The audit committee retained Moss Adams LLP to audit our consolidated financial statements for fiscal 2011 and the audit committee retained Moss Adams LLP to provide other auditing and non-auditing services in fiscal 2011. The audit committee has reviewed all non-audit services provided by Moss Adams LLP and has concluded that the provision of such services was compatible with maintaining Moss Adams LLP's independence in the conduct of its auditing functions.

To help ensure the independence of the independent registered public accounting firm, the audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm. The audit committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full audit committee at its next regularly scheduled meeting.

The following table sets forth the aggregate fees billed to us by Moss Adams LLP and PricewaterhouseCoopers LLP for the fiscal years ended March 31, 2011 and 2010:

Service Categories	Fiscal 2011	Fiscal 2010
Audit fees (1)	$337,000	$363,425
Tax fees (2)	-	13,260
Total	$337,000	$376,685

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of the effectiveness of our internal control over financial reporting, and review of the interim consolidated financial statements included in quarterly reports.

(2)	Tax fees consist of fees billed for professional services rendered for review of our Section 382 analysis.

Vote Required and Recommendation

The ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for fiscal 2011 will require the affirmative vote of holders of a majority of the shares entitled to vote on this matter. Votes withheld will be counted for purposes of determining the presence or absence of a quorum, but are not counted as affirmative votes. In the event that stockholders fail to ratify the appointment, the audit committee may reconsider its selection. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our best interests.

Representatives of Moss Adams LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board unanimously recommends that the stockholders vote "FOR" the proposal to ratify our audit committee's appointment of Moss Adams LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

PROPOSAL NO. THREE:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are providing stockholders with an advisory vote on executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This vote is advisory, and, therefore, not binding on us, the compensation committee, or the Board. However, the Board and the compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to develop, motivate and retain high quality executive officers, align executive compensation with our strategies and business objectives and the long-term creation of stockholder value, and provide meaningful equity ownership by our executive officers.

Accordingly, the Board encourages you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and cast a vote to approve our executive compensation programs and the following resolution:.

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2011 Summary Compensation Table and the other related tables and disclosure."

The Board unanimously recommends a vote "FOR" approval of the foregoing resolution.

PROPOSAL NO. FOUR:

ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

Stockholders of the Company have the opportunity to advise the compensation committee and the Board regarding how frequently to conduct the advisory vote on executive compensation, commonly known as "say-on-pay." Stockholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Board believes that it is preferable to conduct the say-on-pay advisory vote every three years, as we have a consistent record of full and transparent disclosures regarding our executive compensation philosophy, programs, practices and the amounts paid to our executive officers, and, as a practical matter, any changes to our executive compensation program that were responsive to stockholder concerns would not be fully disclosed and reflected in the Compensation Discussion and Analysis and other sections of the Proxy Statement concerning executive compensation until the second year following an unfavorable say-on-pay vote.

Because your vote is advisory, it will not be binding on the Board. However, the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board believes that a holding an advisory vote on executive compensation every three years is appropriate for the reasons stated above, and unanimously recommends that the advisory vote on executive compensation be conducted every THREE YEARS.

CORPORATE GOVERNANCE

Information Regarding the Board and its Committees

The Board held a total of 14 meetings during fiscal 2011. The non-employee members of the Board also met four times in regularly scheduled executive sessions without management present. Every director attended all of the meetings of the Board and committees of the Board during the time and upon which such directors served during fiscal 2011. The Board acted four times by written consent during fiscal 2011. In June 2011, the Board reduced the number of Board seats from five to four.

The Board has an audit committee, a compensation committee and a nominating committee. The Board has adopted charters for each of these committees that are available on our website under "Corporate Governance" which can be found at http://investors.8x8.com.

Director Independence

The Board has determined that the following directors are "independent" as defined under Marketplace Rule 5605(a)(2) of the listing rules of the NASDAQ Stock Market ("NASDAQ"): Ret. Major General Hecker, Mr. McNiffe and Mr. Wilson. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us that would impair his or her independence. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NASDAQ listing rules. The Board has concluded that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the independent directors in their service on the Board or its committees. Each of the Board's audit, compensation and nominating committees is comprised solely of independent directors in accordance with the NASDAQ listing rules.

Audit Committee

The audit committee oversees our corporate accounting and financial reporting process and performs several functions in the performance of this role. Among other responsibilities, the audit committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements.

The current members of the audit committee are Ret. Major General Hecker (Chairman), Mr. McNiffe and Mr. Wilson. The Board has determined that each of these directors meets the requirements for membership to the audit committee, including the independence requirements of the SEC and the NASDAQ listing standards under Marketplace Rule 5605(c)(2). The Board has identified Ret. Major General Hecker as the member of the audit committee who is an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "Exchange Act"), but that status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of our audit committee or our Board. The audit committee held four meetings during fiscal 2011. The audit committee held four executive sessions during fiscal 2011 and did not act by written consent during fiscal 2011.

Compensation Committee

The compensation committee determines the compensation of the Chief Executive Officer and makes recommendations to the Board concerning the compensation of our other officers and directors and the administration of our stock-based award and employee stock purchase plans. The compensation committee held one meeting during fiscal 2011, and currently consists of Mr. Wilson (Chairman) and Mr. McNiffe, both of whom are independent directors as currently defined in the NASDAQ listing rules. The compensation committee did not act by written consent during fiscal 2011.

Nominating Committee

The nominating committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, and assessing the performance of management and the Board. Pursuant to the charter of the nominating committee, all members of the nominating committee must be qualified to serve under the NASDAQ listing rules and any other applicable law, rule regulation and other additional requirements that the Board deems appropriate. The nominating committee currently consists of Mr. McNiffe (Chairman) and Mr. Wilson. The nominating committee held one meeting during fiscal 2011 and has recommended all current directors for nomination to be elected as directors at the 2011 Annual Meeting.

Combined Chairman/CEO and Lead Director

We believe that the current size of the Board is suited to the relatively small size of our current operations.  Given the current size of the Board, we operate with a combined Chairman and Chief Executive Officer position.  The Board also believes it is important that we have a single point of focused leadership to interact with our stockholders, customers, partners and employees, and the combined position achieves this result.

In January 2010, the Board created the position of lead director and appointed Ret. Major General Hecker to be the lead director. The lead director is responsible for (i) establishing the agenda for the executive sessions held by non-management directors of the Board and acting as chair of those sessions, (ii) polling the other non-management directors for agenda items both for regular board meetings and executive sessions of the non-management directors and (iii) working with the Chairman of the Board and Chief Executive Officer on the agenda for regular Board meetings. The Board believes that this structure of a combined Chairman and Chief Executive Officer with the lead director reconciling the viewpoints and discussions amongst the outside directors is the most effective Board leadership structure for the Company.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. It is the policy of the nominating committee to consider both recommendations and nominations for candidates to the Board from stockholders. To recommend a prospective candidate for consideration by the nominating committee, a stockholder must hold at least $2,000 in market value or one percent of the outstanding voting securities of our common stock for at least one year prior to the date of submission of the recommendation. Stockholder recommendations for candidates to the Board must be directed in writing to our Secretary at the address of our principal executive offices at 810 West Maude Avenue, Sunnyvale, California 94085, and must include the candidate's name, age, business address and residence address, the candidate's principal occupation or employment, the class and number of shares of our stock which are beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder making such recommendation and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendations are to be made by the stockholder, detailed biographical data and qualifications of the candidate and information regarding any relationships between the candidate and us within the last three years, and any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. A stockholder's recommendation to the Secretary must also set forth the name and address, as they appear on our books, of the stockholder making such recommendation, the class and number of our shares which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder, any material interest of the stockholder in such recommendation, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and the candidate's written consent indicating his or her willingness to serve, if elected.

When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must follow the notice procedures and provide the information required by our bylaws. You may contact us at 8x8, Inc., Attn: Secretary, 810 West Maude Avenue, Sunnyvale, CA 94085, for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

We have never considered or rejected nominations by 5% or more stockholders.

Director Qualifications. Members of the Board should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Business Conduct and Ethics. While the nominating committee has not established specific minimum qualifications for director candidates, the nominating committee believes that candidates and nominees must reflect a Board that is comprised of directors who:

  are predominantly independent;
  have strong integrity;
  have qualifications that will increase overall Board effectiveness; and
  meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Upon completion of its review and evaluation, our nominating committee made its recommendation to the Board regarding the candidates. After considering our nominating committee's recommendations, our Board determined and approved the existing candidates.

Identifying and Evaluating Director Nominees. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Board through professional search firms, stockholders or other persons. The nominating committee will review the qualifications of any candidates who have been properly brought to the nominating committee's attention. Such review may, in the nominating committee's discretion, include a review solely of information provided to the nominating committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the nominating committee deems proper. The nominating committee will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the nominating committee may consider many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The nominating committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

Members of the Board are also strongly encouraged, but not required, to attend each annual meeting of stockholders. Three of our Board members attended the annual meeting of stockholders in 2010.

Compensation Committee Interlocks and Insider Participation

The compensation committee of the Board currently consists of Mr. Wilson and Mr. McNiffe. Neither individual is currently an officer or employee of ours or was an officer or employee of ours at any time during fiscal 2011. Mr. McNiffe served as Vice President of Sales and Marketing of the Company from July 1995 to January 2000.

None of our executive officers or directors served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Board or our compensation committee at any time during fiscal 2011.

Code of Business Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the "Code of Ethics") reflects the values and the business practices and principles of behavior that support this commitment. The Code of Ethics is available on our website under "Corporate Governance " which can be found at http://investors.8x8.com. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or NASDAQ, on our website at http://investors.8x8.com.

Board's Role in the Oversight of Risk

As a relatively small operating company, the entire Board is involved in our risk management practices. The Board as a whole is consulted on any matters which might result in material financial changes, investments or strategic direction of the Company. The Board oversees these risks through its interaction with senior management which occurs at formal Board meetings, committee meetings, and through other periodic written and oral communications. Additionally, the Board has delegated some of its risk oversight activities to its committees. For example, the compensation committee oversees the risks associated with compensation for our named executive officers and directors, including whether any of our compensation policies has the potential to encourage excessive risk-taking. The audit committee oversees compliance with our Code of Ethics, our financial reporting process and our systems of internal controls and reviews with management our major financial risk exposures and the steps taken to control such exposures.

Stockholder Communications with the Board

The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board or any individual Board member, which is explained on our website at http://investors.8x8.com under the "Investor FAQs" section.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Table

The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors in fiscal 2011 for their services as directors.

Name (1)(2)	Fees Earned or Paid in Cash	Stock Awards (3)	Total
Guy L. Hecker, Jr.	$113,000	$45,637	$158,637
Christopher McNiffe	$67,000	$45,637	$112,637
Joe Parkinson (4)	$30,000	$45,637	$75,637
Donn Wilson	$67,000	$45,637	$112,637

(1) Includes only those columns relating to compensation awarded to, earned by, or paid to directors for their services in fiscal 2011. All other columns have been omitted.
(2) As of March 31, 2011, each of our non-NEO directors held outstanding options to purchase the following number of shares of our common stock: Guy L. Hecker, Jr., 591,000; Christopher McNiffe, 540,000; and Donn Wilson, 540,000.
(3) On August 31, 2010, Mr. Hecker, Mr. McNiffe, Mr. Parkinson and Mr. Wilson received a grant of a stock award for 33,312 shares of common stock. Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with ASC 718 based on the closing price of our common stock on the date of the grant. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our stock awards, refer to note 5 to the consolidated financial statements contained in our 2011 Annual Report on Form 10-K for our fiscal year ended March 31, 2011.
(4) Mr. Parkinson resigned from the Board on December 1, 2010.

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties as well as the skill-level required by us of members of our Board.

Cash Compensation Paid to Directors

Directors who are also employees do not receive any additional cash compensation for serving as directors.

We have historically paid non-employee directors a cash fee for attendance of Board meetings and reimbursed directors for certain expenses in connection with attendance at Board meetings. Non-employee directors receive fees of $2,000 for each telephonic Board and committee meeting and $5,000 for attendance of in-person Board and committee meetings. The Chairman of the audit committee is also paid an annual stipend of $10,000. The lead director is also paid a quarterly stipend of $10,000. A director may elect to defer payment of all or a portion of the annual stipend and meeting fees payable to him to postpone taxation on such amounts.

In addition, upon termination of service as a director of the Company or upon a change-in-control of the Company, each of the non-employee directors and their immediate families will be eligible for medical insurance coverage for life, subject to the director reimbursing the cost of such coverage to us. However, if an individual commences coverage under another plan, coverage under our medical insurance will be discontinued. In addition, upon a change-in-control of the Company any unvested non-employee director options shall become fully vested. For these purposes, a change-in-control is defined as a transaction or series of transactions, including merger or consolidation of the Company into or with any other entity or corporation or the merger or consolidation of any other corporation into or with the Company, in which any person, entity or group of persons and/or entities acting in concert acquire(s) shares of the Company's stock representing 50% or more of the outstanding voting power of the Company, including voting shares issued or issuable upon conversion of any convertible security outstanding on the date of such transaction including, without limitation, stock options.

Equity-Based Grants to Directors

Upon a director's election to the Board and upon a director's re-election to the Board, non-employee directors receive a grant of a stock award for 33,312 shares. The vesting terms for the initial non-discretionary grant are 25% at the end of one year service as a director, and monthly thereafter for as long as the director remains on the Board. Subsequent non-discretionary grants vest monthly over a period of 48 months. Grants are not made upon re-election in cases where the initial term is shorter than six months.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

In August 31, 2010, we sold 200,000 shares of our common stock to Mr. Joe Parkinson for $278,000 or $1.39 per share. The closing market price of our common stock on August 31, 2010 was $1.37 per share. The disinterested members of our Board unanimously approved this sale of shares to Mr. Parkinson.

Other than the transaction with Mr. Parkinson, we believe during fiscal 2011 there were no transactions, or series of similar transactions, to which we were or are to be a party in which the amount involved exceeded $120,000, and in which any of our directors or executive officers, any holders of more than 5% of our common stock, any members of any such person's immediate family, had or will have a direct or indirect material interest, other than compensation described in the sections titled "Compensation of Non-employee Directors" and "Executive Compensation" above.

It is our policy to require that all transactions between us and any related person, as defined above, must be approved by a majority of our Board, including a majority of independent directors who are disinterested in the transactions to be approved.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than ten percent of our common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended March 31, 2011, we believe that all Reporting Persons complied with all applicable reporting requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee oversees our financial reporting process on behalf of the Board. Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an integrated audit of our consolidated financial statements and of our internal control over financial reporting in accordance with standards of the public company accounting oversight board (United States), and to issue opinions thereon. The audit committee's responsibility is to monitor and oversee these processes. In this capacity, the audit committee provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the audit committee's members in business, financial and accounting matters.

The audit committee reviewed and discussed our fiscal 2011 audited consolidated financial statements with our management and Moss Adams LLP, our independent registered public accounting firm for fiscal 2011. The audit committee discussed with such auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The audit committee also received from such auditors the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committees Concerning Independence), and the audit committee discussed with Moss Adams LLP that firm's independence.

Based upon the audit committee's discussions with management and the auditors and the audit committee's review of the representations of management and the report of the auditors to the audit committee, the audit committee recommended to the Board, and the Board approved, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

THE AUDIT COMMITTEE
Guy L. Hecker, Jr., Chairman
 Christopher McNiffe
Donn Wilson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, bonus and profit sharing payments, a long-term equity incentive compensation plan and broad-based benefits programs.

This Compensation Discussion and Analysis explains our compensation philosophy, policies, practices, and decisions with respect to our principal executive officer, principal financial officer, and three other highly compensated members of our executive management team, who are collectively referred to as the named executive officers, or "NEOs."

The members of our executive management team are appointed by our Board. Our compensation committee is responsible for establishing and administering our policies governing the compensation for our executive management team. The compensation committee is composed of Mr. McNiffe and Mr. Wilson, who are independent, non-employee directors, and holds its meetings both with and without the presence of members of our executive management team. The compensation committee also discusses compensation issues with the principal executive officer between formal meetings of the compensation committee. The principal executive officer also submits recommendations to the compensation committee, and the entire Board ratifies the actions of the compensation committee.

The Objectives of our Executive Compensation Program

Our executive compensation programs are designed to achieve the following objectives:

  Develop, motivate and retain top talent and to focus our executive management team on key business goals that enhance stockholder value;
  Ensure executive compensation is aligned with our corporate strategies and business objectives;
  Provide meaningful equity ownership by our executive officers to align executives' incentives with the creation of stockholder value;
  Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success, as well as the salary history and prior experience of each executive; and
  Provide an incentive for long-term continued employment with our company.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies that compete with us for executive talent balanced with our current corporate and business objectives. We provide a portion of our executive compensation in the form of stock-based awards that vest over time, which helps retain our executives and align their interests with those of our stockholders by allowing them to participate in our longer term success of our Company as reflected in stock price appreciation.

The components of fiscal year 2011 compensation that we provided to our executive management team to meet these objectives are as follows:

  Salary: This element provides competitive base compensation;
  Stock options and stock purchase right awards: This element provides performance incentives, competitive compensation, retention incentives and alignment with stockholder interests;
  Profit sharing: This element provides a competitive performance incentive to develop and maximize a sustainable business model that will increase our financial strength and value;
  Severance and change in control benefits: This element provides competitive benefits and retention incentives; and
  Insurance, health, retirement, stock purchase and other employee benefit plans: These elements provide competitive benefits and retention incentives.

Our compensation committee reviews the compensation program periodically, including each of the above elements, to determine whether they provide appropriate incentives and motivation to our executive management team and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executive talent. Based upon the information and data presented to it, as well as our current financial performance, the compensation committee generally views the compensation paid to our executive officers as fair, appropriate and reasonable.

Determination of Competitive Compensation

To attract and retain executives with the ability and the experience necessary to lead us and to deliver strong performance to our stockholders, we strive to provide a total compensation package that is competitive with total compensation provided by our industry peer group. To review our compensation levels during fiscal year 2011, the compensation committee reviewed publicly available executive compensation data for a group of companies similar in composition to the peer group of companies examined for the previous fiscal year. They were telecommunications companies and general industry companies that sell services to similar small and medium-sized business customers as we do. Because the average revenue and market capitalization of those companies was more than twice the size of our revenue and market capitalization and the compensation levels were significantly higher than ours, the compensation committee did not utilize this data in determining fiscal 2011 compensation for our NEOs. The compensation committee also reviewed 2009 Radford Surveys and Consulting, a business unit of AON Consulting, Inc. ("Radford"), survey data from public and private technology companies with comparable revenues to us headquartered in Northern California for guidance. Radford is not a compensation consultant to the Company or the compensation committee.

Overview of Fiscal 2011 NEO Compensation

We believe that the total compensation paid to our NEOs for the fiscal year ended March 31, 2011 achieved the overall objectives of our executive compensation program. Our compensation committee reviewed the Radford data and determined that our NEO's compensation was within the ranges of cash, equity and total compensation for small and mid-sized companies identified in the Radford data.

Salary

Base salaries are provided as compensation for day-to-day responsibilities and services to us. Compensation is reviewed annually through a formal review process. Effective April 1, 2010, Mr. Martin's salary was increased from $245,000 to $275,000, Mr. Weirich's salary was increased from $245,000 to $260,000 and Mr. Narayanaswamy's salary was increased from $210,000 to $240,000. Mr. Martin's and Mr. Weirich's salaries were increased due to data in the Radford report and the increase in our net income from fiscal 2009 to fiscal 2010. Mr. Narayanaswamy's salary was increased upon his promotion to Chief Technology Officer of the Company.  The salaries for the remainder of the executives were not increased in fiscal 2011.

Stock Purchase Right Awards and Stock Options

In fiscal 2011, the Board recommended and approved grants of stock purchase rights, or stock awards, to the NEOs based on the level of the individual's responsibility and individual contributions to the Company. The Board approves all grants of stock awards. The Board usually makes annual grants to NEOs in the first or second fiscal quarter in connection with our annual reviews and initially upon hiring such officers. The number of shares under stock awards granted to each NEO is determined by reviewing historical grants and the contribution to the Company in the prior fiscal year. Stock award grants in August 2010 of 33,312 shares to Mr. Martin, Mr. Weirich, Mr. Narayanaswamy and Ms. Severin, each with a grant date fair value of $45,637, were made in review of the significant amount of net income generated in fiscal 2010 compared to fiscal 2009. In February 2011, the Company hired Mr. Kim Niederman as the Company's Senior Vice President of Sales and granted him stock awards of 200,000 shares with a grant date fair value of $544,000 and stock options to purchase 375,000 shares with a grant date fair value of $575,963. These were the only stock awards and stock option grants to our NEOs in fiscal 2011. The grant date fair value of the stock compensation in fiscal 2011 was higher than in the previous year due to the comparatively high price of the common stock on the grant date.

We do not have stock ownership guidelines; however, we believe equity compensation is important to align the executives' interests with those of our stockholders.

Profit Sharing

In 1995, the Board adopted a resolution implementing a profit sharing plan that provides the potential for additional compensation to employees equal to 15% of quarterly net income after accrued taxes to be paid and before any extraordinary items deemed by the Board (e.g. change in fair value of warrant liability). Of these amounts, one third is shared by all of our employees, one third is shared by key employees, excluding executive officers, identified by the executive officers, and one third is shared by all of our executive officers. All profit sharing amounts are approved by the Board prior to payment. Profit sharing payments totaling $1,112,638 were paid to our employees based on the Company's performance in fiscal 2011. The CEO received $60,919 and all other NEOs received a total of $180,262 in profit sharing payments based on the Company's performance in fiscal 2011.

Other Benefits

 Employee Stock Purchase Plan. In order to provide employees at all levels with greater incentive to contribute to our success, we provide employees, including our executive officers, with the opportunity to purchase discounted shares of common stock under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), which is intended to be a qualified plan under Section 423 of the Internal Revenue Code. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions at a price equal to 85% of the fair market value of the common stock at the beginning of each two year offering period or the end of a six month purchase period, whichever is lower. We suspended the Purchase Plan in 2003 and reactivated it in fiscal 2005. When the Purchase Plan was reinstated in fiscal 2005, the offering period was reduced from two years to one year. The contribution amount may not exceed 10% of an employee's base compensation or $25,000 for each calendar year (whichever is less), including commissions but not including bonuses and overtime. In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, the Purchase Plan provides that each outstanding purchase right will be exercised on a date prior to the effective date of such transaction specified by the plan administrator.

Additional Benefits. We offer additional benefits designed to be competitive with overall market practices and to attract, retain and motivate the talent needed by us to achieve our strategic and financial goals. All United States salaried employees, including officers, are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time-off and paid holidays. Certain NEOs are entitled to receive additional benefits upon an acquisition of the Company as described below under Potential Payments Upon Termination or Change in Control.

We do not believe any of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

Our compensation committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. We believe that achieving the compensation objectives discussed above is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation. Nevertheless, when not inconsistent with these objectives, we endeavor to award compensation that will be deductible for income tax purposes. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to "covered" executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. None of the compensation paid to our covered executive officers for the year ended March 31, 2011 that would be taken into account under Section 162(m) exceeded the $1 million limitation.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

THE COMPENSATION COMMITTEE
Donn Wilson, Chairman
 Christopher McNiffe

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Option Awards (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation	Total
Bryan R. Martin	2011	$275,000	--	$45,637	$60,919	$2,100	$383,656
Chairman, Chief Executive	2010	$245,000	--	$24,551	$39,170	$2,028	$310,749
Officer and President	2009	$245,000	$60,780	--	$13,041	$2,028	$320,849

Dan Weirich	2011	$260,000	--	$45,637	$60,503	$2,007	$368,147
Chief Financial Officer	2010	$245,000	--	$24,551	$39,170	$1,777	$310,498
	2009	$239,167	$164,680	--	$12,980	$1,857	$418,684

Ramprakash Narayanaswamy	2011	$240,000	--	$45,637	$59,949	$2,274	$347,860
Chief Technology Officer	2010	$210,000	--	$24,551	$38,494	$2,138	$275,183
	2009	$210,000	$36,090	--	$12,804	$1,981	$260,875

Debbie Jo Severin	2011	$235,000	--	$45,637	$59,810	$2,659	$343,106
Chief Marketing Officer	2010	$232,063	--	--	$34,176	$2,659	$268,898
	2009	$1,808	--	$57,000	--	--	$58,808

Kim Niederman (4)	2011	$37,510	$575,963	$544,000	--	$554	$1,158,027
Senior Vice President, Sales

(1) Amounts reflect the aggregate grant date fair value of option awards computed in accordance with ASC 718. The fair value of each option grant is estimated based on its fair market value on the date of grant using the Black-Scholes option-pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to note 5 to the consolidated financial statements contained in our 2011 Annual Report on Form 10-K for our fiscal year ended March 31, 2011.
(2) Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with ASC 718 based on the closing price of our common stock on the date of the grant. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our stock awards, refer to note 5 to the consolidated financial statements contained in our 2011 Annual Report on Form 10-K for our fiscal year ended March 31, 2011.
(3) Compensation earned from our profit sharing plan.
(4) Mr. Niederman joined the Company on February 3, 2011 at an annual salary of $235,000. Salary reflects payments from February 3, 2011 to March 31, 2011.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information regarding stock awards granted to the NEOs during the fiscal year ended March 31, 2011.

Name	Grant Date	Number of Shares of Stock	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (1)
Bryan R. Martin	8/31/2010	33,312 (2)	--	--	$45,637
Dan Weirich	8/31/2010	33,312 (2)	--	--	$45,637
Ramprakash Narayanaswamy	8/31/2010	33,312 (2)	--	--	$45,637
Debbie Jo Severin	8/31/2010	33,312 (2)	--	--	$45,637
Kim Niederman	2/3/2011	200,000 (3)	--	--	$544,000
	2/3/2011	--	375,000 (4)	$2.72	$575,963

(1)

Stock awards and options are shown at their aggregate grant date fair value in accordance with ASC 718 based on the closing price of our common stock on the date of grant. See note 5 to our consolidated financial statements reported in our Annual Report on Form 10-K for our fiscal year ended March 31, 2011 for details used to determine the fair value of the stock-based compensation awards.

(2)

1/16th of the total number of shares vest quarterly on the last day of each successive three-month period of continuous employment after the vesting commencement date thereafter until all of the stock awards have vested.

(3)

1/4th of the total number of shares vest on February 3, 2012, subject to continuous employment, and 1/8th of the remaining shares vest on the last day of each successive three-month period of continuous employment thereafter until all of the stock awards have vested.

(4)

Such grants have a 10-year life. 1/4th of the total number of shares vest on February 3, 2012, subject to continuous employment, and 1/36th of the remaining shares vest on the last day of each successive month of continuous employment thereafter until all stock options have vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

The following table sets forth certain information concerning outstanding equity awards held by the NEOs at March 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(3)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Bryan R. Martin	1,000	--	$0.96	11/20/2011	--	--
	100,000	--	$1.18	1/30/2012	--	--
	2,000	--	$0.56	7/23/2012	--	--
	125,000	--	$1.72	9/17/2013	--	--
	100,000	--	$3.35	11/22/2014	--	--
	100,000	--	$1.79	8/23/2015	--	--
	100,000	--	$1.27	10/24/2016	--	--
	100,000	--	$1.26	8/28/2017	--	--
	100,000	--	$0.87	9/30/2018	--	--
	--	--	--	--	19,432 (5)	$54,604
	--	--	--	--	29,148 (6)	$81,906

Dan Weirich	50,000	--	$2.81	3/23/2014	--	--
	25,000	--	$1.32	4/26/2015	--	--
	100,000	--	$1.59	4/18/2016	--	--
	200,000	--	$1.07	6/20/2016	--	--
	100,000	--	$1.26	8/28/2017	--	--
	100,000	--	$0.87	9/30/2018	--	--
	250,000	--	$0.63	11/6/2018	--	--
	--	--	--	--	19,432 (5)	$54,604
	--	--	--	--	29,148 (6)	$81,906

Ramprakash Narayanaswamy	25,000	--	$2.69	2/22/2015	--	--
	15,000	--	$1.32	4/26/2015	--	--
	100,000	--	$1.59	4/18/2016	--	--
	100,000	--	$1.26	8/28/2017	--	--
	75,000	--	$0.87	9/30/2018	--	--
	--	--	--	--	19,432 (5)	$54,604
	--	--	--	--	29,148 (6)	$81,906

Debbie Jo Severin	--	--	--	--	50,000 (7)	$140,500
	--	--	--	--	29,148 (6)	$81,906

Kim Niederman	--	375,000 (8)	$2.72	2/3/2021	--	--
	--	--	--	--	200,000 (9)	$562,000

(1) Each grant has a 10 year term.
(2) All option awards that were exercisable at fiscal year end were vested as of March 31, 2011.
(3) The vesting of any unvested shares is subject to the recipient's continuous employment.

(4) The market value of unvested stock awards is calculated by multiplying the number of unvested stock awards held by the applicable NEOs by the closing price of our common stock on the NASDAQ Capital Market ("Nasdaq CM") on March 31, 2011.
(5) Subject to continuous employment of the recipient, 1/48th of the total number of shares vest monthly on the last day of each full month after the vesting commencement date thereafter until all of the stock awards have vested. Stock awards granted on July 28, 2009.
(6) Subject to continuous employment of the recipient, 1/16th of the total number of shares vest quarterly on the last day of each three full months after the vesting commencement date thereafter until all of the stock awards have vested. Stock awards granted on August 31, 2010.
(7) 1/4th of the total number of shares vested on March 31, 2010, and subject to continuous employment of the recipient 1/36th of the remaining shares vest on the last day of each of the following full month thereafter until all of the stock awards have vested. Stock awards granted on March 31, 2009.
(8) Stock options granted February 3, 2011. Subject to continuous employment of the recipient, 1/4th of the total number of shares vest on February 3, 2012, and 1/36th of the remaining shares vest on the last day of each full month thereafter until all stock options have vested.
(9) Subject to continuous employment of the recipient, 1/4th of the total number of shares vest on February 3, 2012, and 1/8th of the remaining shares vest on the last day of each of the following three full months thereafter until all of the stock awards have vested. Stock awards granted on February 3, 2011.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Bryan Martin	605,413	$393,506	12,492	$28,536
Dan Weirich	--	--	12,492	$28,536
Ramprakash Narayanaswamy	--	--	12,492	$28,536
Debbie Jo Severin	--	--	29,164	$62,847

(1) The Company purchased 605,413 expiring stock options from Mr. Martin for $393,506 in lieu of exercising the options and selling the shares.
(2) Value is the closing price of a share of common stock on the Nasdaq CM on the date of vesting multiplied by the number of shares that vested on that date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In 1995, the Board adopted a resolution providing that, in the event of a change-in-control, all stock options held by our officers under any Company stock option plan shall vest immediately without regard to the terms of the option. In 2010, the Board adopted a resolution providing that, in the event of a change-in-control, all stock awards held by our officers under any Company stock-based compensation plan shall vest immediately without regard to the term of the stock awards. In addition, in such an event, each officer shall be entitled to one year of severance pay and continuing medical, dental and vision benefits for life at such time following the change-in-control as the officer voluntarily or involuntarily leaves the Company, provided that such medical, dental and vision benefits shall cease should such officer accept employment with a competing company. Pursuant to the 1995 Board resolution, a change-in-control is defined as an individual or corporate entity and any related parties cumulatively acquiring stock greater than or equal to 35% of our fully diluted stock.  The Board has the power to modify or revoke this resolution at any time.

The following table quantifies potential payments to our NEOs upon termination of employment or change in control assuming the triggering event took place on March 31, 2011, the last business day of our last completed fiscal year.

Name	Cash Severance Payment	Bonus Payment	Value of Accelerated Stock Awards (1)	Acceleration of Stock Options Unvested (2)	Continuation of Medical / Dental and Vision Benefits (3)	Total Payout
Bryan R. Martin
Change in Control	--	--	--	--	--	--
Termination or resignation following a Change in Control	$275,000	--	$136,510	--	$1,504,341	$1,915,851

Dan Weirich
Change in Control	--	--	--	--	--	--
Termination or resignation following a Change in Control	$260,000	--	$136,510	--	$2,627,388	$3,023,898

Ramprakash Narayanaswamy
Change in Control	--	--	--	--	--	--
Termination or resignation following a Change in Control	$240,000	--	$136,510	--	$904,766	$1,281,276

Debbie Jo Severin
Change in Control	--	--	--	--	--	--
Termination or resignation following a Change in Control	$235,000	--	$222,406	--	$698,448	$1,155,854

Kim Niederman
Change in Control	--	--	--	--	--	--
Termination or resignation following a Change in Control	$235,000	--	$562,000	$33,750	$305,677	$1,136,427

(1) Represents the value of unvested stock awards held by each NEO on March 31, 2011, the vesting of which would be accelerated by the applicable triggering event, based upon the closing price of $2.81 per share of or common stock on the Nasdaq CM on March 31, 2011.
(2) The value represented in this column are the number of shares subject to stock options for which vesting would have accelerated multiplied by the amount in-the-money (market price less the exercise price) of the stock options as of March 31, 2011.
(3) Upon a change in control of the Company, officers are provided medical, dental and vision benefits for life. The payments related to continuation of medical benefits in the table assume an annual health insurance premium rate increase of 9.4% and a life expectancy of 78 years. The 9.4% annual health insurance premium rate is the Company's average health insurance premium increase over the past three years.

Employment and Indemnification Arrangements

In addition to the change-in-control arrangements summarized above, we have entered into employment offer letters with Ms. Severin and Mr. Niederman. The offer letters specify the initial base salary amount, bonus arrangement, if any, both of which are subject to adjustment over time, and initial stock option and stock award grant. None of the letters indicate a specific term of employment, and each officer's employment may be terminated by either party at any time. In the event Mr. Niederman's employment with us is terminated without cause between six months and one year from the start of employment at the Company, Mr. Niederman will effectively remain an employee of the Company for six months from such date of termination (the "Employment Extension Period") and receive salary, medical and other benefits, including participation in the 401(k) and employee stock purchase plans as well as continued vesting of his stock grants during the Employment Extension Period.

We have entered into indemnification agreements with each of our current and former directors and the members of our executive management team, including our NEOs, in addition to the indemnification provided for in our certificate of incorporation and bylaws and the 2006 Stock Plan. Such indemnification agreements require us to indemnify the directors and executive officers to the fullest extent permitted by Delaware law. These agreements, among other things, provide for indemnification of our directors and executive officers for any expenses, including attorneys' fees, judgments, fines, penalties and settlement amounts reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning our common stock that may be issued upon the exercise of options and other rights under all of our existing equity compensation plans as of March 31, 2011, including the 2006 Stock Plan, 1999 Nonstatuatory Stock Option Plan, the 1996 Stock Option Plan, the 1996 Director Option Plan, the 1992 Stock Option Plan and the Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)
Equity Compensation plans approved by security holders	6,962,161	$1.56	1,564,478 (1)
Equity Compensation plans not approved by security holders (2)	7,035	$0.70	--
Total	6,969,196	$1.56	1,564,478 (1)
(1)

The number of securities remaining for issuance consists of 1,553,979 shares issuable under our 2006 Stock Plan and 10,499 under our Employee Stock Purchase Plan. All other option plans have expired or been terminated.

(2)

Issued under the 1999 Nonstatuatory Stock Option Plan, which due to the broad-based nature of the plan did not require approval of our stockholders. The Board canceled the 1999 Nonstatuatory Stock Option Plan in May 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 20, 2011 by:

  each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock;
  each of our directors and nominees for election as directors;
  each of the Named Executive Officers; and
  all directors and officers as a group.

Ownership information is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares that the person has the right to acquire within 60 days of the date as of which the beneficial ownership determination is made. Applicable percentages are based upon 62,526,926 voting shares issued and outstanding as of June 20, 2011, and treating any shares that the holder has the right to acquire within sixty days as outstanding for purposes of computing their percent ownership. Unless otherwise noted, the address of the beneficial owner is c/o 8x8, Inc. 810 West Maude Avenue, Sunnyvale, CA 94085.

Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officers & Directors(1):
Bryan R. Martin	1,106,453	1.8%
Guy L. Hecker, Jr.	973,949	1.6%
Dan Weirich	936,063	1.5%
Christopher McNiffe	621,355	1.0%
Donn Wilson	606,624	1.0%
Ramprakash Narayanaswamy	502,527	*
Kim Niederman	200,000	*
Debbie Jo Severin	163,730	*
All officers and directors as a group (8 persons)	5,110,701	8.2%

_______________

* Less than 1%

(1) Includes the following number of shares of options that were exercisable: Mr. Martin, 728,000; Mr. Weirich, 775,000; Mr. Narayanaswamy, 315,000; Mr. Hecker, 591,000; Mr. McNiffe, 540,000; Mr. Wilson, 540,000 and all directors and officers as a group, 4,117,000.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

To be considered for inclusion in our proxy statement relating to the 2012 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 must be received a reasonable time before the date we make available our proxy materials for the 2012 Annual Meeting of Stockholders, but in no event later than March 17, 2012.

For any other business to be properly submitted by a stockholder for the 2012 Annual Meeting of Stockholders, the stockholder must give us timely notice in writing. To be considered timely for the 2012 Annual Meeting of Stockholders, such stockholder's notice must be delivered to or mailed and received by the Secretary of the Company not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. All stockholder proposals should be addressed to the attention of our Secretary at our principal office and contain the information required by our bylaws and applicable SEC rules.

OTHER MATTERS

Our Board knows of no other matters to be presented for stockholder action at the 2011 Annual Meeting. However, if other matters do properly come before the 2011 Annual Meeting or any adjournments or postponements thereof, our Board intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Bryan R. Martin
Chairman and Chief Executive Officer

Sunnyvale, CA
July 7, 2011

8x8, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and THREE YEARS for Proposal 4.

1. Election of Directors:

Nominee	For	Withhold
01 - GUY L. HECKER, JR.	☐	☐
02 - BRYAN R. MARTIN	☐	☐
03 - CHRISTOPHER MCNIFFE	☐	☐
04 - DONN WILSON	☐	☐

Proposal	For	Against	Abstain
2. PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2012.	☐	☐	☐
3. NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐

Proposal	1 Yr	2 Yrs	3 Yrs	Abstain
4. NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 1 8 7 2 6 2

01CWPB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

8x8, Inc.

Proxy — 8X8, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 16, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of 8x8, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Bryan R. Martin and Dan Weirich, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of 8x8, Inc. to be held at the offices of the Company at 810 West Maude Avenue, Sunnyvale, California 94085 on Tuesday, August 16, 2011 at 2:00 p.m., PDT time, and at any adjournment or adjournments thereof, and to vote all shares of the Company's voting securities that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.